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                                                                   EXHIBIT 10.26

                        PURCHASE OF SERVICES AGREEMENT

     This Purchase of Services Agreement (this "Agreement") is made effective as of January 1, 1998 by and between I A Acquisition Corporation, an Illinois corporation that was incorporated on November 5, 1997 ("IA") and the American Schools of Professional Psychology, Inc., an Illinois corporation ("ASPP").

                                  WITNESSETH:

     WHEREAS, IA is a contractor with the Illinois Department of Children and Family Services ("DCFS") to provide care management for DCFS wards;

     WHEREAS, IA desires to meet its contractual responsibilities to DCFS by entering into an affiliation agreement with an academic institution;

     AND, WHEREAS, ASPP has practicuum students, and has through its faculty significant expertise in child and adolescent psychopathology and treatment;

     AND, WHEREAS, ASPP has financial and accounting services needed by IA;

     NOW, THEREFORE, in light of IA's need and the services available from ASPP, in consideration of the promises and other good and valuable considerations and of the covenants and provisions set forth below, the parties agree as follows:

     1.   Term and Termination.

          (a.) Subject only to the provisions for early termination hereinafter set forth, the terms of this Agreement shall commence January 1, 1998 and shall continue until June 30, 1999.

          (b.) Notwithstanding anything to the contrary herein, IA may terminate this Agreement upon written notice effective immediately, in the event of any of the following: (i) IA's contract with DCFS is not renewed, canceled or its terms substantially changed, or (ii) for "cause" (as defined below) by delivery by IA to ASPP of notice specifying such cause. For the purposes of this Agreement, "cause" shall be deemed to have occurred upon a breach by one party of the terms or provisions of this Agreement, after the other party has provided written notice to the breaching party of the breach, and such breach has not been cured within fifteen (15) days after the date such noticed is received by the breaching party.

          (c.) Upon termination of this Agreement, as provided above, neither party shall have any further obligation hereunder except for obligations accruing prior to the date of termination.
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     2.   Compensation.

          (a.) For all services rendered by ASPP under this Agreement, IA shall compensate ASPP $12,000 per month on the last day of each month falling within the Term.

     3.   Clinical Services Provided.  ASPP shall provide the following:

          (a.) Practicuum Students: ASPP agrees to provide practicuum students to IA in such numbers as is necessary to meet the needs of IA.

          (b.) ASPP will supplement clinical supervision provided by IA staff for the assigned practicuum students.

          (c.) ASPP will be responsible for reasonable training and continuing education for IA staff as negotiated between IA and ASPP staff. This will include assessing the training and continuing education needs of IA staff and provide monthly seminars to meet identified needs.

          (d.) ASPP through an identified faculty member will provide case consultation to IA clients as requested by IA.

          (e.) ASPP shall design and implement a system to measure case outcome for IA clients if requested by IA, such services to be provided at an additional fee mutually agreeable to IA and ASPP. ASPP shall also provide case outcome results to IA.

          (f.) ASPP will make its faculty and practicuum students available at times and places required by IA to perform all services described above. ASPP agrees to perform such services in a professional, competent and timely manner.

     4.   Financial Services Provided.  ASPP shall provide the following:

          (a.) The services of chief financial officer.

          (b.) All financial reports required by DCFS

          (c.) Processing of payroll, accounts receivable, and accounts payable

          (d.) Preparation of monthly financial statements.

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     5.   Indemnification.

          (a.) ASPP agrees to and does hereby indemnify and hold IA, its directors, officers, agents, affiliates, and employees free and harmless from and against all claims, demands, and liabilities for any negligent, intentional or wrongful act or omission of ASPP.

          (b.) IA agrees and does hereby indemnify and hold ASPP, and its employees free and harmless from and against all claims, demands, and liabilities for any negligent, intentional or wrongful acts or omissions of IA employees.

     6. Status of ASPP. ASPP's relationship to IA shall be that of an independent contractor. ASPP and ASPP employees and contractors shall not have any claim against IA for vacation pay, sick leave, retirement benefits, social security, workmen's compensation, disability or unemployment insurance benefits or employee benefits of any kind. In connection with the performance by ASPP of services hereunder, the IA shall not have or exercise any control or direction over the services performed by ASPP, and will not in any way supervise or control its activities. ASPP shall perform all of the services herein provided for relying on its own experience, knowledge, judgment and techniques. ASPP shall not, in the performance of its duties, be managed or advised concerning the same by IA. ASPP will not be acting as the employee, agent, partner, servant or representative of IA, and ASPP will not have any authority to bind IA or any subsidiary of IA in any manner

     7. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent certified or registered mail, return receipt requested, or via overnight with signature required upon receipt, as follows:

          If to IA:      Gerald O'Keefe, Ph.D.
                         President
                         Illinois Alternatives
                         20 South Clark St.
                         Suite 410
                         Chicago, IL  60603

          If to ASPP:    Michael Markovitz
                         President
                         American School of Professional Psychology
                         20 South Clark St.
                         Suite 300
                         Chicago, IL  60603

or at any other address as may be given by any party to the other party by notice in writing, pursuant to the provisions of this paragraph.

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     8.   Governing Law.  This Agreement shall be subject to and governed by the laws of the State of Illinois.

     9. Entire Agreement. This instrument constitutes the entire Agreement of the parties. It may not be changed orally, but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     10.  Enforcement.

          (a.) In the event of a breach or a threatened breach by either party of this Agreement, the other party shall be entitled to an injunction restraining such threatened breach. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the other party.

          (b.) If either party shall commit a breach of any provision or term of this Agreement and legal action is necessary to enforce any such provision or term, then the breaching party shall be liable to and reimburse the non-breaching party for the costs and expenses incurred in enforcing any such provision or term, including court costs and reasonable attorneys' fees.

     11. Assignment. ASPP may not assign, without the prior written consent of IA, its rights or obligations hereunder. IA shall have the right to assign this Agreement to any subsidiary, affiliate or successor of IA and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against said assigns.

     12. Waiver or Breach. The waiver of either party, or a breach of any provision of this Agreement, shall not operate or be construed as a waiver of any subsequent breach by the same party.

     13. Confidential Information. ASPP agrees that, during the term of this Agreement and at all times after the termination of this Agreement for whatever reason, it will treat as confidential and maintain in confidence all information relating to the business of IA, including without limitation the identity of the patients and contractors of IA, IA's arrangements with such patients and contractors, IA's medical and financial records, patient and referral lists, patient charts, treatment programs, and credentialing and pricing information, and technical data relating to IA's services. In addition, ASPP agrees that, without the prior written approval of IA, it will not disclose any such information at any time to any person, corporation, association or other entity except authorized personnel of IA. Upon the termination of this Agreement for any reason, ASPP will not take or retain from the premises of IA any records, files or other documents, or copies thereof, relating in any way to the patient, contractors or business operations of IA, and will return all such materials immediately to IA's President. It is expressly agreed that the

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remedy at law for breach of the agreements set forth in this Section 12 is inadequate and that IA shall, in addition to any other available remedies (including, without limitation, the right of offset), be entitled to injunctive relief to prevent the breach or threatened breach thereof.

     14. Work Product. ASPP agrees that all methods, analyses, reports, plans, credentialing and pricing information, patient charts, treatment programs, patient and referral lists and all similar or related information which (i) relate to IA and which (ii) (a) are conceived, developed or made by ASPP or its agents, contractors or employees in the course of its work for IA or (b) are the patient and referral lists or any lists developed as a result of leads arising directly or indirectly from such lists (all of the above being collectively referred to as "Work Product"), belong to IA. ASPP will perform all actions reasonably requested by IA to establish and confirm such ownership by IA.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above written.

     By:  /s/ Gerald O'Keefe
          Gerald O'Keefe, Ph.D.
          President
          Illinois Alternatives, Inc.

     By:  /s/ Michael Markovitz
          Michael Markovitz Ph.D.
          Chairman of the Board
          ASPP

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